UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 3, 2013

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

1411 Broadway New York, New York 10018 (Address of principal executive offices)

(212) 642-3860 (Registrant’s telephone number, including area code)

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 3, 2013, The Jones Group Inc. (the “Company”) entered into an agreement (the “Agreement”) with Barington Capital Group, L.P. and certain of its affiliates and co-investors (such entities, collectively, the “Barington Group”).  A copy of the press release announcing the Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The following description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, the Company’s Board of Directors (the “Board”) has authorized an increase in the size of the Board of Directors to 11 directors from its current 10.  The Board has also agreed to include James Mitarotonda on the Board’s slate of nominees for election as a director at the Company’s 2013 annual meeting of shareholders (the “2013 annual meeting”) for a one-year term ending at the Company’s 2014 annual meeting of shareholders.

After joining the Board, James Mitarotonda will be serving on the Audit Committee.

The Barington Group has agreed to abide by certain customary standstill provisions until the Company’s 2014 annual meeting of shareholders.

The Barington Group has agreed to vote its shares of the Company’s common stock at the 2013 annual meeting (a) in favor of the Board’s slate of nominees and (b) against any shareholder nominations for director which are not approved and recommended by the Board.  Collectively, the Barington Group is the beneficial owner of approximately 2.3% of the Company’s outstanding shares of common stock.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Company’s 2013 annual meeting.  In connection with the 2013 annual meeting, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders eligible to vote at the 2013 annual meeting a definitive proxy statement. THE COMPANY ADVISES ITS SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FOR THE 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of these documents (once available) at the SEC’s website at http://www.sec.gov. The definitive proxy statement and these other documents may also be obtained free of charge from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.  Such documents are not currently available.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s security holders in connection with the Company’s 2013 annual meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its Form 10-K/A dated April 30, 2013 and its definitive proxy statement dated April 13, 2012, each of which has been filed with the SEC. To the extent holdings of the Company’s securities have changed from the amounts included in the Form 10-K/A dated April 30, 2013, such changes have been or will be reflected on Statements of Change in Ownership on Forms 4 and 5 filed with the SEC and will be reflected in the definitive proxy statement for the 2013 annual meeting.  Additional information regarding such individuals will be included in the definitive proxy statement for the 2013 annual meeting.  These documents (once available) may be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company by contacting John McClain, The Jones Group Chief Financial Officer, at (212) 703-9189 or JMcClain@jny.com.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement by and among the Company and the Barington Group, dated May 3, 2013

99.1	Press Release, dated May 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC.
(Registrant)

Date: May 6, 2013	By:	/s/ Ira M. Dansky
		Name:	Ira Dansky
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Agreement by and among the Company and the Barington Group, dated May 3, 2013

99.1	Press Release, dated May 6, 2013